NIMS ELECTS DR. JANE H. HSIAO CHAIRMAN OF THE BOARD
—Joins Board with Two other Healthcare Veterans —

Miami, FL November 3, 2008 – Non-Invasive Monitoring Systems, Inc. (“NIMS,” or the “Company”) (OTCBB: NIMU) today announced new appointments to its Board of Directors, including the election of Jane H. Hsiao, Ph.D., MBA, as Chairman of the Board. Dr. Hsiao, along with Dr. Rao Uppaluri and Steven D. Rubin, were appointed to fill the vacancies created by the resignations of current Directors John Clawson, Gerard Kaiser, M.D. and Leila Kight. Following the appointment of the new Board members, joined by continuing directors Marvin A. Sackner, M.D., Taffy Gould and Morton Robinson, M.D., the full Board unanimously elected Dr. Hsiao as Chairman.

“The addition of Dr. Hsiao, Dr. Uppaluri and Mr. Rubin as directors enhances the Board’s regulatory, financial and legal expertise as we continue to commercially launch our flagship product, the Exer-Rest®” said Marvin A. Sackner, M.D., the Company’s founder and CEO. “We believe that, as Chairman, Dr. Hsiao’s diverse regulatory, marketing and business experience in the healthcare industry will provide the leadership we need as we complete the transition from a research and development company into a medical and fitness device company. Furthermore, Dr. Uppaluri and Mr. Rubin bring real-world healthcare-related commercial, financial and legal expertise that will be of great value to the Board, management and our shareholders,” Dr. Sackner added.

“The science and clinical evidence behind the invention of the Exer-Rest® by our founder, Dr. Marvin Sackner, leads us to believe in the potential benefit of the Exer-Rest® for the improvement in health and fitness as well as the quality of life for people who suffer from chronic disabilities,” said Dr. Hsiao, who has been a NIMS shareholder since August 2005. “As Chairman, I am excited to take this leadership role as the product is being introduced to the market. On behalf of the Board and shareholders, I want to thank John Clawson, Gerard Kaiser, and Leila Kight for their many contributions as Board members,” Dr. Hsiao added.

Jane H. Hsiao, Ph.D., MBA. Dr. Hsiao has served since May 2007 as Vice-Chairman and Chief Technical Officer of OPKO Health, Inc. (AMEX:OPKO), a specialty healthcare company. Dr. Hsiao also serves as Chairman of the Board of medical device developer SafeStitch Medical, Inc. (OTCBB:SFES), a position she has held since September 2007, and as a director of Modigene, Inc. (OTCBB:MODG), a developmental stage biopharmaceutical company and Neovasc, Inc. (TSXV:NVC), which develops and markets vascular devices. Dr. Hsiao previously served as the Vice Chairman-Technical Affairs and Chief Technical Officer of IVAX Corporation (“IVAX”) from 1995 until IVAX was acquired in January 2006 by Teva Pharmaceutical Industries Ltd. (NASDAQ: TEVA). Dr. Hsiao also served as Chairman, CEO and President of IVX Animal Health, IVAX’s veterinary products subsidiary, from 1998 until 2006, and as IVAX’s Chief Regulatory Officer from 1992 to 1995.

Rao Uppaluri, Ph.D. Dr. Uppaluri has served as Senior Vice President and Chief Financial Officer of OPKO since May 2007 and was a director from February 9, 2007 through March 27, 2007. Dr. Uppaluri currently serves on the Boards of Directors of Ideation Acquisition Corp. (AMEX:IDI.U), a special purpose acquisition company formed for the purpose of acquiring businesses in digital media; Kidville, Inc., an operator of upscale learning and play facilities for children, (OTCBB:KVIL) ; Cardo Medical, Inc., a producer and distributor of orthopedic and spinal medical devices (OTCBB:CKST) and Winston Laboratories, Inc., a developmental pharmaceutical company focused on pain management (OTCBB:GTRY). Dr. Uppaluri previously served as the Vice President, Strategic Planning and Treasurer of IVAX from 1997 until December 2006. Before joining IVAX, from 1987 to August 1996, Dr. Uppaluri was Senior Vice President, Senior Financial Officer and Chief Investment Officer with Intercontinental Bank, a publicly traded commercial bank in Florida.

Steven D. Rubin. Mr. Rubin has served as OPKO’s Executive Vice President — Administration since May 2007. Mr. Rubin currently serves on the Boards of Directors of OPKO, SafeStitch Medical, Inc., Ideation Acquisition Corp., Modigene, Inc., Kidville, Inc., Neovasc, Inc., Cardo Medical, Inc., and Dreams, Inc. (AMEX:DRJ), a vertically integrated sports licensing and products company. Mr. Rubin previously served as the Senior Vice President, General Counsel and Secretary of IVAX from August 2001 until September 2006. Prior to joining IVAX, Mr. Rubin was Senior Vice President, General Counsel and Secretary with privately-held Telergy, Inc., a provider of business telecommunications and diverse optical network solutions, from early 2000 to August 2001. In addition, he was corporate and securities attorney with the Miami law firm of Stearns Weaver Miller Weissler Alhadeff & Sitterson from 1986 to 2000, where he was a shareholder of the firm since 1991 and a director since 1998.

ABOUT NON-INVASIVE MONITORING SYSTEMS, INC. (NIMS)
NIMS’ primary business is the research, development, manufacturing and marketing of the Exer-Rest® line of motorized, non-invasive, whole body, periodic acceleration platforms. These platforms are designed for home, wellness center and clinic use by individuals who are incapable, unwilling or restricted from performing exercise. In January 2008, the Company received ISO 13485 certification from SGS United Kingdom Ltd., which is recognized and accepted worldwide as a sign of design and manufacturing quality for medical devices. In addition, NIMS’ Exer-Rest® acceleration therapeutic platform (Class IIa) was awarded CE0120 certification, which requires several safety related conformity tests including clinical assessment for safety and effectiveness. NIMS has received the necessary regulatory approvals to sell its flagship product, Exer-Rest®, in Canada, UK, the European Community and several countries around the world . The Exer-Rest® is not currently available in the United States; however, the Company filed a 510(k) application with the FDA in October 2008 for approval to market the Exer-Rest® in the United States. The 510(k) application included clinical trial and investigational data to support the intended use of the Exer-Rest® as an aid to improve circulation and provide temporary relief of aches and pains.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: The Statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, government approval processes, including the necessity of FDA approval to launch and Exer-Rest® in the United States, which cannot be assured, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.